SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): October 1, 2002



                          HOSPITALITY PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




          Maryland                   1-11527                  04-3262075
(State or other jurisdiction       (Commission             (I.R.S. employer
     of incorporation)             file number)         identification number)




       400 Centre Street, Newton, Massachusetts                 02458
       (Address of principal executive offices)               (Zip code)




        Registrant's telephone number, including area code: 617-964-8389

Item 5.  Other Events

Following is the text of a press release issued by the Company on October 1, 2002:


FOR IMMEDIATE RELEASE                              Contact:
                                                   John G. Murray, President,
                                                   Thomas M. O'Brien, EVP, or
                                                   Mark Kleifges, CFO
                                                   (617) 964-8389
                                                   www.hptreit.com

                     HPT Announces Quarterly Common Dividend
                          And Election of New Officers
-------------------------------------------------------------------------------

NEWTON, Mass.-- October 1, 2002--Hospitality Properties Trust (NYSE: HPT) today announced a regular quarterly dividend of $0.72 per common share ($2.88 per share per year). This dividend is based upon the operating results for the quarter ended September 30, 2002. This regular quarterly dividend will be paid to common shareholders of record as of the close of business on October 25, 2002, and distributed on or about November 21, 2002.

HPT simultaneously announced that Thomas M. O'Brien has been promoted to become the Executive Vice President. Mr. O'Brien has served as HPT's Treasurer and CFO since 1996.

HPT also announced that its Board of Trustees has elected Mark L. Kleifges, age 42, as its new Treasurer and Chief Financial Officer. Mr. Kleifges will replace Mr. O'Brien in those positions. Mr. Kleifges is a certified public accountant and has been a vice president of Reit Management and Research, LLC, the investment manager of HPT, since May 2002. Prior to May 2002 Mr. Kleifges was a partner for nine years in the Real Estate and Hospitality Services Group of Arthur Andersen LLP.

Hospitality Properties Trust is a real estate investment trust headquartered in Newton, MA. HPT currently has investments of approximately $2.7 billion in 251 hotels located in 37 states.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HOSPITALITY PROPERTIES TRUST

                                       By: /s/ John G. Murray
                                           Name: John G. Murray
                                           Title: President

Date:  October 3, 2002